UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 30, 2005

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Canada, CA 91011
(Address of principal executive offices) (Zip Code)

(818) 949-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Tax Indemnification Agreement

On September 30, 2005, Sport Chalet, Inc. (the "Company") entered into a Tax Indemnification Agreement (the "Indemnification Agreement") with Norbert Olberz and Irene Olberz, both individually and in their capacities as the trustees of The Olberz Family Trust (collectively, "Olberz"), and Craig L. Levra, Chairman and Chief Executive Officer of the Company, and Howard K. Kaminsky, Chief Financial Officer of the Company (collectively, the Indemnitors"). A copy of the Tax Indemnification Agreement is attached as Exhibit 99.1 to this Report.

Under the Indemnification Agreement, each of the Indemnitors has agreed to indemnify and hold harmless Olberz from any federal, state or local taxes (plus reasonable legal fees and expenses) incurred by Olberz in connection with the transfer to that Indemnitor of shares of Class B Common Stock described in Item 5.01. Such taxes include any gift taxes, transfer taxes, income taxes (including withholding of income taxes) and payroll taxes (such as FICA, FUTA, SDI and SUI) and any penalties or interest on any such taxes. Each Indemnitor's liability under the Indemnification Agreement is limited to the value of the shares of Class B Common Stock pledged by him under the Pledge Agreement described below.

Stock Pledge Agreement

On September 30, 2005, the Company entered into a Stock Pledge Agreement (the "Pledge Agreement") with Olberz and the Indemnitors. A copy of the Pledge Agreement is attached as Exhibit 99.2 to this Report.

Under the Pledge Agreement, each of the Indemnitors has pledged, and granted a security interest in, certain shares of Class B Common Stock to Olberz to secure that Indemnitor's obligations to Olberz under the Indemnification Agreement. Each of the Indemnitors may pledge and grant a security interest in the collateral to any lender to secure the payment of any indebtedness of the Indemnitor to that lender, and such pledge and security interest may be senior in priority to the pledge and security interest granted to Olberz under the Pledge Agreement. Messrs. Levra and Kaminsky have pledged under the Pledge Agreement 342,947 shares and 114,316 shares, respectively, of Class B Common Stock, which, as of the date of this Report, represent 17.6% and 5.9%, respectively, of the Class B Common Stock and 13.1% and 4.4%, respectively, of the combined voting power of the Class A Common Stock and the Class B Common Stock (in each case computed after giving effect to the conversion or exercise of all outstanding options, warrants and convertible securities).

The summary of the Indemnification Agreement and the Pledge Agreement set forth above should be read in conjunction with, and is qualified in its entirety by, the full text of these agreements attached as exhibits to this Report.

Amendment to Business Loan Agreement

On September 30, 2005, the Company entered into Amendment No. 6 (the "Amendment") to the Business Loan Agreement between the Company and Bank of America, N.A. A copy of the Amendment is attached to this Report as Exhibit 99.4.

The Amendment (i) extends the term of the credit facility to September 30, 2007, (ii) decreases the interest rate from prime plus 0.25% to prime, (iii) decreases the Short Term Fixed Rate, Offshore Rate and Libor Rate from plus 1.75% to plus 1.00% and (iv) amends the fixed charge coverage ratio and the Company's covenants regarding capital expenditures and notification of lawsuits and contingent liabilities.

The summary of the Amendment set forth above should be read in conjunction with, and is qualified in its entirety by, the full text of this agreement attached as an exhibit to this Report.

Item 5.01.    Changes in Control of Registrant.

Transfer of Class B Common Stock

On September 30, 2005, The Olberz Family Trust (the "Trust") transferred (the "Transfer") to Messrs. Levra and Kaminsky 730,613 shares and 243,537 shares, respectively, of Class B Common Stock (collectively, the "Shares"). As a result of the Transfer, Messrs. Levra and Kaminsky owned immediately after the Transfer 42.5 % and 15.6%, respectively, of the Class B Common Stock and 32.6% and 12.3%, respectively, of the combined voting power of the Class A Common Stock and the Class B Common Stock (in each case computed after giving effect to the conversion or exercise of all outstanding options, warrants and convertible securities). At the 2005 annual meeting of stockholders, the stockholders of the Company approved the Transfer.

Because the Transfer is among the Company's majority stockholder and officers of the Company, applicable financial accounting and tax rules and regulations require the Company to treat the Transfer as the contribution of the Shares to the Company's capital and the subsequent issuance of the Shares by the Company to Messrs. Levra and Kaminsky. As a result, the Company has recorded as compensation expense a one-time charge equal to the price of the Class B Common Stock at the time of the Transfer times the number of shares of Class B Common Stock transferred. The Company will not bear any income tax liability as a result of the Transfer. Messrs. Levra and Kaminsky have paid all applicable income taxes incurred by them as a result of the Transfer, estimated to be approximately 43.5% of the value of the Shares on the date of transfer. Such payments have been made in a manner consistent with Section 402 of the Sarbanes-Oxley Act of 2002. Under Section 162(m) of the Internal Revenue Code, the deductibility of the imputed compensation associated with the Transfer will be limited. The compensation expense charge was approximately $ 7.6 million after income taxes, or $ 0.57 per share on currently outstanding shares, in the quarterly period ended September 30, 2005. The Company's tax savings, although limited by Section 162(m), were approximately $697,000 and were included in the after income tax charge.

For a description of certain other potential advantages, disadvantages and other effects of the Transfer, see the definitive proxy statement relating to the 2005 annual meeting of stockholders filed with the Securities and Exchange Commission (the "SEC") on September 1, 2005.

Item 7.01.    Regulation FD Disclosure.

On September 30, 2005, the Company issued a press release announcing that the Company had paid a stock dividend of seven shares of Class A Common Stock for each share of Class B Common Stock outstanding on the record date of September 22, 2005. A copy of the press release is attached as Exhibit 99.3 to this Report.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Item 8.01    Other Events.

Termination of Option Agreement

On December 20, 2002, Norbert Olberz and Irene Olberz, as co-trustee of The Olberz Family Trust (the "Trust"), granted to SC Option, LLC, a newly formed California limited liability company (the "LLC"), an option (the "Option") to purchase, under certain circumstances, all of the shares of the Company's common stock held by the Trust. The members of the LLC are the Company's executive officers. The Option is exercisable for 365 days from the date of the death of Norbert Olberz, at an exercise price equal to the market price on the date of his death. The LLC and the Trust entered into the Option to provide for an orderly transition of control of the Company upon the death of Norbert Olberz. For a more complete description of the Option, see the Company's Current Report on Form 8-K filed with the SEC on December 23, 2002.

On September 30, 2005, the LLC and the Trust terminated the Option.

Item 9.01    Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Exhibits.

Exhibit Number	Description of Exhibit

99.1
Tax Indemnification Agreement dated as of September 30, 2005, among Sport Chalet, Inc., Norbert Olberz and Irene Olberz, both individually and as trustees of The Olberz Family Trust, Craig L. Levra and Howard K. Kaminsky.

99.2
Stock Pledge Agreement dated as of September 30, 2005, among Sport Chalet, Inc., Norbert Olberz and Irene Olberz, both individually and as trustees of The Olberz Family Trust, Craig L. Levra and Howard K. Kaminsky.

99.3	Press release dated September 30, 2005 entitled: Sport Chalet Executed Stock Dividend.

99.4	Amendment No. 6 to Business Loan Agreement between Sport Chalet, Inc. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT CHALET, INC.

Date: October 3, 2005	By:	/s/ Howard K. Kaminsky
Howard K. Kaminsky
Executive Vice President-Finance, Chief Financial Officer and Secretary